UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2013

TWO RIVERS WATER & FARMING COMPANY
(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Tower 1 Ste 3100, Denver, Colorado 80222
_______________________________________________
(Address of principal executive offices)

303-222-1000
__________________________
(Registrant's Telephone number)

_____________________________________
 (Former Name or Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 5 –CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On December 11, 2012, the shareholders of Two Rivers Water & Farming Company (the “Company”) approved a change of the Company name to “Two Rivers Water & Farming Company”.  The name change, which is an amendment to the Company’s Articles of Incorporation, was filed with the Colorado Secretary of State on December 12, 2012.   FINRA provided the name change with a market effective date of March 19, 2013.  A copy of the Amendment to the Articles of Incorporation is filed herewith as Exhibit 5.1.

The Company’s stock symbol (“TURV”) and its CUSIP number remain the same.

Also, as part of a debt conversion, the Company amended its Articles of Incorporation to designate a series of preferred stock called the Series BL Convertible Preferred Stock (“Series BL Preferred”).  In December 2012, the Company offered the holders of its Bridge Loan convertible debt the opportunity to convert their debt into Series BL Preferred shares of the Company and receive warrants to purchase common shares of the Company.  The Board of Directors approved the designation of the Series BL Preferred on January 30, 2013, effective as of December 31, 2012.  The Amended Articles of Incorporation were filed with the Colorado Secretary of State on February 26, 2013.  The Certificate of Designation, which contains the rights and preferences of the Series BL Preferred, is attached as Exhibit 5.2.

Each share of the Series BL Preferred can be converted into one share of common stock of the Company.  For every two shares of the Series BL, a warrant to purchase one common share of the Company was also issued.  The warrant expires December 31, 2017 and can be exercised at $3 per common share of Two Rivers.  As of December 31, 2012, we received from the Bridge Loan debt holders the intent, subject to a final review of all transactional and legal documents, to convert $3,794,000 which represents conversion of the entire Bridge Loan debt.

The Series BL Preferred include two dividends: (1) Cumulative 8% Annual Dividend; and (2) 10% Annual Net Profits Participation Dividend.   Under the Cumulative 8% Annual Dividend, holders of the Series BL Preferred will be entitled to receive an annual dividend, when and if declared by the Company’s Board of Directors, at the rate of 8% per annum.  Under the 10% Annual Net Profits Participation Dividend, Series BL Preferred holders will be entitled to receive an annual cumulative dividend, when and if declared, on a pro rata basis, equal to 10%, on a fully converted basis, of the Annual Net Profit.  Annual Net Profit is defined as the Company’s earnings (as defined by U.S. GAAP) less interest payments and the 8% dividend set forth above and an estimate of income taxes owed.

While the Series BL Preferred are outstanding, the Company covenants, that unless it has the affirmative vote of its shareholders owning, in aggregate, not less than two-thirds (2/3) of the outstanding Series BL Preferred: (1) not to incur any debt other than regular trade payables arising in day-to-day operations of the Company; and (2) not to transfer or sell assets (including to an affiliate or related person or entity); (3) to plan, operate, and manage its farmland, water rights, and produce business to optimize long-term farm yields and meet its financial, regulatory, and contractual obligations and objectives; (4) to observe all financial covenants; (5) to maintain independent books and records of its assets, liabilities, and operations; (6) to make its books and records available for inspection by any holder of the Series BL Preferred Shares (including such holder’s agent or representative) upon reasonable notice and conditions; (7) to segregate in a separate account  net revenues from operations sufficient to pay when due: (i) the Cumulative 8% Preferred Dividend and (ii) 10% of its Annual Net Profit to pay when due  the Profit Participation; (8) to include in its annual budget the Cumulative 8% Preferred Dividend and the Profit Participation; and (9) to place on its Board agenda proposed actions (with appropriate supporting materials) related to (i) the timely declaration and payment of the Cumulative 8% Preferred Dividend and (ii) calculation and payment resolution for the Profit Participation; (10) to use its best efforts to list its common stock on a national securities exchange promptly following achieving listing eligibility criteria; (11) to file on a timely basis all reports, notices, audits and other documents required to maintain its compliance with the Securities Exchange Act of 1934; (12) to notice, convene and conduct its annual meeting of shareholders not later than June 15 of each year; (13) to cause its independent public accounting firm to audit and issue its opinion with respect to the adequacy of the Company’s financial reports; (14)  to file a registration statement on or before July 1, 2013 with the SEC  for the resale of the following securities: (a) for the Common Stock issuable on conversion of the Series BL Preferred underlying the Conversion Shares; and (b) for the Common Stock issuable upon exercise of the Warrants; and  (15) to certify at least annually that, to the Company’s actual knowledge, the Company is not in breach of a these covenants.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
5.1	Amendment to the Articles of Incorporation for Name Change *
5.2	Amendment to the Articles of Incorporation for Designation of Series BL Convertible Preferred Stock *
____________________ *Filed herewith

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY (Registrant)
Dated: March 20, 2013	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer